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EXHIBIT 23.1

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 10, 2004 (except Notes 1 and 2, as to which the date is August 11, 2004), in the Registration Statement (Form S-1 No. 333-113226) and related Prospectus of Archipelago Holdings, L.L.C. for the registration of shares of its common stock.

/s/ Ernst & Young LLP
New York, New York August 11, 2004

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  EXHIBIT 23.1